Exhibit 99.1

Powerwave Technologies Reports Third Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--Powerwave
Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $138.3 million for its third quarter ended October 3, 2004, compared to third quarter fiscal 2003 revenues of $63.2 million. Powerwave also reported third quarter net income of $2.8 million, which includes a total of $4.4 million of acquisition-related restructuring charges and intangible asset amortization. Powerwave's net income equates to a diluted earnings per share of 3 cents for its fiscal third quarter, compared to a net loss of $5.7 million, or a basic loss per share of 9 cents, for the prior-year period. The third quarter 2003 loss included a restructuring and impairment charge of approximately $0.9 million related to the restructuring of the Company's manufacturing operations. Powerwave completed the acquisition of LGP Allgon Holding AB during the second quarter of 2004, and the results reported herein include the results of LGP Allgon Holding AB for the entire third quarter of fiscal year 2004. For the third quarter of fiscal 2004, excluding the restructuring and acquisition-related charges and intangible asset amortization, Powerwave would have reported operating income of $7.8 million, net income after taxes of $6.0 million and diluted earnings per share of 5 cents.
    For the first nine months of fiscal 2004, Powerwave reported total net sales of $317.5 million, compared with $166.8 million for the first nine months of fiscal 2003. The first nine months of 2004 include the results of LGP Allgon from May 2004. Powerwave also reported a total net loss for the first nine months of fiscal 2004 of $30.6 million, or a basic loss per share of 35 cents, compared to a net loss of $31.5 million, or a basic loss per share of 48 cents, for the first nine months of fiscal 2003. The results for the first nine months of 2004 include $34.1 million of acquisition and restructuring-related amortization, charges and expenses, and the results for the first nine months of 2003 include $16.4 million of restructuring expenses, impairment charges and intangible asset amortization.
    "We are excited to report our first profitable quarterly financial results that include our recent combination with LGP Allgon AB," stated Bruce C. Edwards, Chief Executive Officer of Powerwave
Technologies. "We are well on our way to leveraging one of the broadest portfolios of products and services in the wireless industry while working to enhance our leadership position in both the OEM and direct-to-operator channels. We are continuing to implement our integration plans and fully expect to achieve our annual synergy cost savings target of at least $30 million beginning in fiscal year 2005.
We remain extremely positive with regards to our longer-term outlook for increasing demand within the wireless communications infrastructure industry."
    For the third quarter of 2004, total Americas revenues were $32.3 million, or approximately 23% of revenues, as compared to $29.5 million, or approximately 47% of revenues, for the third quarter of 2003. Total sales to customers based in Asia accounted for approximately 12% of revenues, or $16.0 million, for the third quarter of 2004, compared to 17% of revenues, or $10.9 million, for the third quarter of 2003. Total Europe, Africa and Middle East revenues for the third quarter of 2004 were $90.0 million, or approximately 65% of revenues, as compared to $22.8 million, or approximately 36% of revenues, for the third quarter of 2003.
    For the third quarter of 2004, sales of antenna systems totaled
$38.9 million, or 28% of total revenues; base station subsystems sales totaled $68.8 million, or 50% of revenues; coverage solutions sales totaled $23.3 million, or 17% of revenues; and contract manufacturing accounted for $7.3 million, or 5% of total revenues, for the third quarter.
    For the third quarter of 2004, Powerwave's largest customers included Nortel Networks Corporation, which accounted for approximately 16% of revenues, and Nokia Corporation, which accounted for approximately 10% of revenues. In terms of customer profile for the third quarter of 2004, our total OEM sales accounted for approximately 42% of total revenues, total direct and operator sales accounted for approximately 53% of revenues, and contract manufacturing accounted for 5% of revenues for the quarter.

    Balance Sheet

    At October 3, 2004, Powerwave had total cash and cash equivalents of $124.0 million, which does not include additional restricted cash of $6.2 million. Total assets were $852.9 million, with net inventories of $61.1 million and net accounts receivable of $129.0 million.

    LGP Allgon Acquisition

    Powerwave completed the exchange offer for all of the shares of LGP Allgon Holding AB on May 3, 2004. At October 3, 2004, Powerwave owned approximately 98.3% of the total outstanding voting rights and share capital of LGP Allgon Holding AB. Powerwave has initiated compulsory acquisition procedures under Swedish law with respect to the remaining shares of LGP Allgon Holding AB that have not yet been acquired by the Company. Powerwave anticipates spending approximately $7.1 million to acquire the remaining outstanding shares of LGP Allgon Holding AB.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisition of LGP Allgon, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of LGP Allgon. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charge will not impact future operating results and the amortization of intangible assets is a non-cash expense.

    Purchase Accounting for LGP Allgon Acquisition

    Powerwave has made a preliminary allocation of the purchase consideration for the LGP Allgon acquisition to tangible and intangible assets based on an estimate of the fair value determined by management with the assistance of independent valuation specialists. This allocation is preliminary and subject to change, and any change might impact depreciation and amortization of certain tangible and intangible assets for future periods.

    Company Background

    Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers, and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call 888-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.
    Below are preliminary unaudited consolidated financial statements for the third quarter ended October 3, 2004.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its third quarter fiscal 2004 financial results conference call on Thursday, October 21, 2004, at 9:00 AM Eastern time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q3 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call 617-847-8705 and enter reservation number 97634188. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 11:00 AM Eastern time on October 21, 2004, through October 30, 2004, by calling 617-801-6888 and entering reservation number 79602601.

    Forward-Looking Statements

    The foregoing statements regarding the outlook for increasing demand in the wireless communications infrastructure industry, projected costs savings through acquisition synergies, and the total price to be paid for the remaining shares of LGP Allgon Holding AB are "forward-looking statements." All of these statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays and difficulties in integrating the operations of LGP Allgon which would negatively impact projected cost savings; the possibility that an arbitration tribunal in the Swedish compulsory acquisition proceedings fixes a price for the LGP Allgon shares different than that expected by the Company; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; our dependence on single-source suppliers for certain key components used in our products exposes us to potential material shortages; and our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period-to-period comparisons are not necessarily indicative of the results that may be expected in the future, and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended December 28, 2003, and Form 10-Q for the quarter ended July 4, 2004, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                                  (unaudited)         (unaudited)
                                Oct. 3,  Sep. 28,   Oct. 3,  Sep. 28,
                                 2004      2003      2004      2003

Net sales                      $138,291  $ 63,158  $317,496  $166,821
Cost of sales:
   Cost of goods                101,901    56,154   246,422   154,986
   Intangible asset
    amortization                  1,643       111     2,771       708
   Restructuring and
    impairment                        -       484       506     8,055
Total cost of sales             103,544    56,749   249,699   163,749

Gross profit                     34,747     6,409    67,797     3,072

Operating expenses:
   Sales and marketing            9,818     3,130    19,672     8,601
   Research and development      11,533     9,821    33,868    29,585
   General and administrative     7,193     3,878    16,683    10,425
   Intangible asset
    amortization                  2,666         -     4,434         -
   In-process research and
    development                       -         -    23,450         -
   Restructuring and
    impairment                      102       399     2,103     7,607
Total operating expenses         31,312    17,228   100,210    56,218

Operating income (loss)           3,435   (10,819)  (32,413)  (53,146)

Other income (expense)             (312)      607        24     1,973

Income (loss) before income
 taxes                            3,123   (10,212)  (32,389)  (51,173)
Provision (benefit) for income
 taxes                              324    (4,546)   (1,763)  (19,702)

Net income (loss)              $  2,799  $ (5,666) $(30,626) $(31,471)

Earnings (loss) per share
 (basic):                      $    .03  $   (.09) $   (.35) $   (.48)
 (diluted):                    $    .03  $   (.09) $   (.35) $   (.48)


Weighted average common shares
 used in computing per share
 amounts (basic):               104,343    63,639    86,467    65,164
         (diluted):             104,837    63,639    86,467    65,164


                     POWERWAVE TECHNOLOGIES, INC.
                        PERCENTAGE OF NET SALES

                                 Three Months Ended  Nine Months Ended
                                     (unaudited)         (unaudited)
                                  Oct. 3,  Sep. 28,   Oct. 3, Sep. 28,
                                    2004      2003      2004     2003

Statement of Operations Data:
Net sales                          100.0%    100.0%    100.0%   100.0%
Cost of sales:
   Cost of goods                    73.7      88.9      77.6     93.0
   Intangible asset
    amortization                     1.2       0.2       0.9      0.4
   Restructuring and impairment        -       0.8       0.1      4.8
Total cost of sales                 74.9      89.9      78.6     98.2

Gross profit                        25.1      10.1      21.4      1.8

Operating expenses:
   Sales and marketing               7.1       5.0       6.2      5.2
   Research and development          8.3      15.6      10.7     17.7
   General and administrative        5.2       6.1       5.3      6.2
   Intangible asset
    amortization                     1.9         -       1.3        -
   In-process research and
    development                        -         -       7.4        -
   Restructuring and impairment      0.1       0.6       0.7      4.6
Total operating expenses            22.6      27.3      31.6     33.7

Operating income (loss)              2.5     (17.2)    (10.2)   (31.9)
Other income (expense)              (0.2)      1.0         -      1.2

Income (loss) before income
 taxes                               2.3     (16.2)    (10.2)   (30.7)
Provision (benefit) for income
 taxes                               0.3      (7.2)     (0.6)   (11.8)

Net income (loss)                    2.0%    (9.0)%    (9.6)%  (18.9)%


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                              Three Months Ended
                                                 (unaudited)
                                                            Pro Forma
                                         Oct. 3,   Adjust-    Oct. 3,
                                          2004      ments      2004

Net sales                               $138,291             $138,291
Cost of sales:
   Cost of goods                         101,901              101,901
   Intangible asset amortization           1,643  (1,643)(1)        -
   Restructuring and impairment                -                    -
Total cost of sales                      103,544  (1,643)(1)  101,901
Gross profit                              34,747      1,643    36,390
Operating expenses:
   Sales and marketing                     9,818                9,818
   Research and development               11,533               11,533
   General and administrative              7,193                7,193
   Intangible asset amortization           2,666  (2,666)(2)        -
   In-process R&D                              -                    -
   Restructuring and impairment              102    (102)(4)        -
Total operating expenses                  31,312     (2,768)   28,544
Operating income (loss)                    3,435      4,411     7,846

Other income (expense)                      (312)                (312)
Income (loss) before income taxes          3,123      4,411     7,534
Provision (benefit) for income taxes         324    1,235(5)    1,559

Net income (loss)                       $  2,799      3,176  $  5,975

Earnings (loss) per share (basic):      $    .03             $    .06
(diluted):                              $    .03             $    .05


                                              Nine Months Ended
                                                  (unaudited)
                                                            Pro Forma
                                        Oct. 3,    Adjust-    Oct. 3,
                                         2004       ments      2004

Net sales                              $317,496              $317,496
Cost of sales:
   Cost of goods                        246,422     (877)(1)  245,545
   Intangible asset amortization          2,771   (2,771)(1)        -
   Restructuring and impairment             506     (506)(1)        -
Total cost of sales                     249,699   (4,154)(1)  245,545
Gross profit                             67,797       4,154    71,951
Operating expenses:
   Sales and marketing                   19,672                19,672
   Research and development              33,868                33,868
   General and administrative            16,683                16,683
   Intangible asset amortization          4,434   (4,434)(2)        -
   In-process R&D                        23,450  (23,450)(3)        -
   Restructuring and impairment           2,103   (2,103)(4)        -
Total operating expenses                100,210     (29,987)   70,223
Operating income (loss)                 (32,413)     34,141     1,728

Other income (expense)                       24                    24
Income (loss) before income taxes       (32,389)     34,141     1,752
Provision (benefit) for income taxes     (1,763)    2,321(5)      558

Net income (loss)                      $(30,626)     31,820  $  1,194

Earnings (loss) per share (basic):     $   (.35)             $    .01
(diluted):                             $   (.35)             $    .01

(1) This represents costs related to write up of acquired LGP Allgon finished goods inventory to fair value, restructuring charges and amortization of acquired technology.
(2) This represents the amortization of other identified intangible assets.
(3) This represents the charge for acquired in-process research and development.
(4) This represents restructuring charges included in operating expenses.
(5) This represents the change in the provision for income taxes related to the preceding pro forma adjustments.


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)

                                          Oct. 3, 2004  Dec. 28, 2003
ASSETS                                     (unaudited)   (audited)(6)

Current Assets:
Cash and cash equivalents                  $   124,049  $     259,928
Restricted cash                                  6,243            600
Accounts receivable, net                       128,982         56,278
Inventories, net                                61,147         15,187
Other current assets                            17,722         13,353
Total Current Assets                           338,143        345,346

Property, plant and equipment, net             152,820         67,975
Goodwill and acquired intangibles              311,792          3,629
Other assets                                    50,162         49,307
Total Assets                               $   852,917  $     466,257

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable                           $    72,187  $      48,942
Accrued expenses and other liabilities          92,935         16,159
Short-term debt                                     49              -
Total Current Liabilities                      165,171         65,101

Long-term debt                                 130,016        130,000
Other non-current liabilities                      246            119
Total Liabilities                              295,433        195,220

Shareholders' Equity:
Total Shareholders' Equity                     557,484        271,037
Total Liabilities and Shareholders' Equity $   852,917  $     466,257

(6) December 28, 2003, balances were derived from audited financial statements.


    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608